Exhibit 5
VERRILL DANA, LLP
Attorneys at Law

ONE PORTLAND SQUARE
PORTLAND, MAINE 04112-0586
(207) 774-4000
Facsimile (207) 774-7499
www.verrilldana.com

October 15, 2004

First National Lincoln Corporation
223 Main Street
Damariscotta, Maine  04543

Re: Registration Statement on Form S-4 Relating to the Agreement and Plan of Merger dated as of August 25, 2004 between First National Lincoln Corporation and FNB Bankshares (the "Agreement")

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (the "Registration Statement") of First National Lincoln Corporation, a Maine corporation (the "Company"), relating to the registration of shares of the Company's Common Stock proposed to be issued and sold by the Company in connection with the Agreement and the proposed merger of FNB Bankshares with and into the Company (the "Shares"). It is our understanding that the Registration Statement is to be filed with the Securities and Exchange Commission on or about October 15, 2004.

We have examined the originals, or photostatic or certified copies, of such records and certificates of the Company, such certificates of public officials and of officers of the Company, and such other documents as we have deemed relevant. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. We have also assumed the accuracy and completeness of statements of fact contained in such documents.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the Agreement, will be validly issued, fully paid, and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

s/Verrill Dana, LLP

VERRILL DANA, LLP



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